Exhibit 32.2

CERTIFICATION PURSUANT TO

18 USC. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES–OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of Vantage Drilling International (the “Company”) for the fiscal year ended December 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas E. Stewart, Chief Financial Office, General Counsel and Corporate Secretary of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes–Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 30, 2021	/s/ DOUGLAS E. STEWART
Douglas E. Stewart
Chief Financial Officer, General Counsel and Corporate Secretary